Exhibit 10.3
AMENDMENT TO EMPLOYMENT AGREEMENT
     THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into as of this 19th day of April, 2006, by and between Applica Consumer Products, Inc., a Florida corporation (together with its permitted successors and assigns pursuant to this Agreement referred to as “Applica”), and Brian S. Guptill (the “Executive”). Unless the context requires otherwise, all capitalized terms used herein without definition shall have the respective meanings assigned thereto in the Employment Agreement (as defined below).
W I T N E S S E T H:
     WHEREAS, the Company and the Executive have entered into that certain Employment Agreement dated as of May 1, 2005 (as heretofore and hereby amended, and as further amended, supplemented or restated from time to time, the “Employment Agreement”); and
     WHEREAS, the Company and the Executive have agreed to amend certain provisions of the Employment Agreement as more fully set forth herein;
     NOW, THEREFORE, in consideration of the premises, the terms, covenants and conditions hereinafter appearing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
     2. Amendment to Employment Agreement.
     (a) Section 25(l) of the Employment Agreement is hereby deleted and the following new Section 25(l) is inserted in replacement thereof:
(l) “Good Reason” shall mean (i) the occurrence, without the Executive’s express written consent, of a material breach of this Employment Agreement by Applica which is not cured by Applica within 10 days following written notice delivered by the Executive, or (ii) except for travel required to properly perform his duties under this Agreement, the Executive’s services are required to be performed primarily at a location outside a 50 mile radius from Miramar, Florida.
     2. Entire Agreement. This Amendment and the Employment Agreement (as amended hereby) constitute the entire agreement among the Parties hereto concerning the subject matter hereof and supersede all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto.
     3. Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Employment Agreement is hereby confirmed and ratified in all respects and shall remain in full force and effect according to its terms.

     4. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO ITS CONFLICT OF LAWS RULES.
     5. Severability. In the event that any provision or portion of this Amendment shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.
     6. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the Company, by its appropriate officer, signed this Amendment and Executive have signed this Amendment as of the day and year first above written.

APPLICA INCORPORATED
By:	/s/ Harry D. Schulman
Harry D. Schulman, CEO and President

EXECUTIVE
/s/ Brian S. Guptill
Brian S. Guptill

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